Exhibit 5.5

July 6, 2007	Thomas A. Tupitza ttupitza@kmgslaw.com

A Professional Corporation

120 West Tenth Street Erie, Pennsylvania 16501-1461 814-459-2800 Fax 814-453-4530 www.kmgslaw.com	Aleris International, Inc. 25825 Science Park Drive, Suite 400 Beachwood, OH 44122-7392.

RICHARD H. ZAMBOLDI

JACK M. GORNALL

HARRY K. THOMAS

MICHAEL A. FETZNER

MICHAEL J. VISNOSKY

DONALD E. WRIGHT, JR.

RICHARD W. PERHACS

ROBERT G. DWYER

CHRISTINE HALL McCLURE

R. PERRIN BAKER

CARL N. MOORE

DAVID M. MOSIER

THOMAS A. TUPITZA

GUY C. FUSTINE

BRIAN GLOWACKI

FRANCIS J. KLEMENSIC

TIMOTHY M. SENNETT

JEFFREY D. SCIBETTA

PATRICIA K. SMITH

MARK T. WASSELL

RICHARD A. LANZILLO

JOANNA K. BUDDE

PETER A. PENTZ

MARK G. CLAYPOOL

THOMAS C. HOFFMAN II

MARK J. KUHAR

TIMOTHY M. ZIEZIULA

JENNIFER E. GORNALL-ROUCH

MARK A. DENLINGER

JEROME C. WEGLEY

PETER W. YOARS, JR.

TRACEY D. BOWES

BRYAN G. BAUMANN

NEAL R. DEVLIN

NADIA A. HAVARD

ELLIOTT J. EHRENREICH

TIMOTHY S. WACHTER

Ladies and Gentlemen:

We have acted as special counsel to Aleris International, Inc., a Delaware corporation (the “Company”), and its subsidiary, MetalChem, Inc., a Pennsylvania corporation (the “Pennsylvania Guarantor”), in connection with (i) the Company’s offer to exchange up to $600,000,000 in aggregate principal amount of its new 9%/9 3/4% Senior Notes due 2014 (the “Senior Exchange Notes”), which are being registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its 9%/9 3/4% Senior Notes due 2014 (the “Outstanding Senior Notes”), and (ii) the Company’s offer to exchange up to $400,000,000 in aggregate principal amount of its new 10% Senior Subordinated Notes due 2016 (the “Senior Subordinated Exchange Notes” and, together with the Senior Exchange Notes, the “Exchange Notes”), which are being registered under the Securities Act, for a like principal amount of its 10% Senior Subordinated Notes due 2016 (the “Outstanding Senior Subordinated Notes”, together with the Outstanding Senior Notes, the “Outstanding Notes”) in each case pursuant to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on July 6, 2007 (the “Registration Statement”). Pursuant to the Indentures (as defined below), the Outstanding Notes are, and the Exchange Notes will be, unconditionally guaranteed, jointly and severally, on the terms and subject to the conditions set forth in the Indentures (the “Outstanding Note Guarantees” and the “Exchange Note Guarantees,” respectively).

All capitalized terms used herein that are defined in, or by reference in, the indenture dated as of December 19, 2006 by and among the Company, the guarantors named therein, and LaSalle Bank National Association as the trustee (the “Trustee”) relating to the Senior Notes, (“Senior Indenture”) and the indenture dated December 19, 2006 by and among the Company, the guarantors named therein, and the Trustee relating to the Senior Subordinated Notes (the “Senior Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

OF COUNSEL:
WILLIAM C. SENNETT HARVEY D. McCLURE

Aleris International, Inc.

July 6, 2007

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, facsimile, electronic, photostatic or reproduction copies of such agreements, instruments, documents and records of the Company and the Pennsylvania Guarantor, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, the Pennsylvania Guarantor and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

(a)	the Indentures; and

(b)	the Exchange Note Guarantees.

The documents referred to in items (a) and (b) above are collectively referred to as the “Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company, the Pennsylvania Guarantor and others, and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Pennsylvania Guarantor is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania;

2. The Pennsylvania Guarantor has the corporate power and authority to execute and deliver the Exchange Note Guarantees and perform its obligations thereunder; and

3. The Exchange Note Guarantees by the Pennsylvania Guarantor have been duly authorized by the Pennsylvania Guarantor and, when the Exchange Notes have been duly executed, issued and delivered in accordance with the terms of the Indentures in exchange for the Outstanding Notes, will be duly executed and delivered by the Pennsylvania Guarantor.

Aleris International, Inc.

July 6, 2007

The opinions expressed herein are limited to the internal laws of the Commonwealth of Pennsylvania, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We express no opinion as to, among other matters, the validity, binding effect or enforceability of the Documents. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the same category of persons whose consent is required under Section 7 of the Securities Act. Furthermore, Fried, Frank, Harris, Shriver & Jacobson, LLP may rely on this opinion, as if it were addressed to them, in rendering their opinion that is being filed as Exhibit 5.1 to the Registration Statement.

The opinions expressed herein are solely for your benefit in connection with the transactions covered in the first paragraph of this letter and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

Very truly yours,

KNOX McLAUGHLIN GORNALL & SENNETT, P.C.

By:	/s/ Thomas A. Tupitza
Thomas A. Tupitza